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                            UNITED STATES
                  SECURITIES & EXCHANGE COMMISSION
                       Washington, DC.  20549


                              FORM 8-K


                            CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities
        Exchange Act of 1934


     Date of Report (Date of earliest event reported)
                           July 1, 1998


                   GREAT SOUTHERN BANCORP, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


            Delaware         0-18082            43-1524856
     -------------------------------------------------------
     (State or other   (Commission File No.)  (IRS Employer)
      jurisdiction of
      incorporation)


      1451 E. Battlefield,  Springfield, Missouri  65804
      ----------------------------------------------------
       (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code
                          (417) 887-4400


                            N/A
     -----------------------------------------------------
     (Former name or former address, if changed since last report)






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Item 5.  Other Events

     On July 1, 1998, the Registrant issued the attached press release announcing the conversion of its subsidiary thrift to a Missouri chartered trust company effective June
30, 1998.


Item 7.  Financial Statements and Exhibits

     (c) Exhibits

              20.1  Press release dated July 1, 1998.







                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               GREAT SOUTHERN BANCORP, INC.

  Date: July 1, 1998
       -----------------       ----------------------------
                               Don M. Gibson
                               Executive Vice President


















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Exhibit 20.1




FOR MORE INFORMATION                   FOR IMMEDIATE RELEASE
CONTACT RICHARD WILSON                 DATE: 7/1/98
AT (417)895-4658

                 GREAT SOUTHERN BANCORP, INC.
       ANNOUNCES CHARTER CONVERSION FOR SUBSIDIARY THRIFT
                   AND DECLARES DIVIDEND

     SPRINGFIELD, MISSOURI (NASDAQ:GSBC) -- Great Southern
Bancorp, Inc. (the "Corporation"), the parent holding company of Great Southern, FSB ("Great Southern"), has announced that Great Southern has converted to a Missouri chartered trust company effective June 30, 1998. As a result of the conversion, the Corporation will be regulated as a bank holding company. Deposits will continue to be insured by the FDIC.

     "A Missouri trust company charter will provide Great Southern with full commercial banking powers and greater flexibility in positioning Great Southern for the future," said William V. Turner, Chairman and Chief Executive Officer of the Corporation and Great Southern. "We will now be able to meet our ever increasing demand for commercial real estate loans and non-residential lending programs, as well as continuing to handle home and consumer loans in our communities," Mr. Turner added.

     In other business, the company announced the declaration of an $.11 per share dividend payable on July
20, 1998, to shareholders of record on July 10, 1998.

     At the time of this release, the company had repurchased 43,451 shares in the buy-back plan which commenced April 24, 1998, bringing total shares outstanding to 7,961,727.

     Great Southern Bank, principal subsidiary of Great
Southern Bancorp, Inc. is headquartered in Springfield,
Missouri, and operates extensive branch and ATM networks throughout southwest and central Missouri.